Exhibit 99.1

Fortune Brands Reports First Quarter Sales and EPS Growth; Announces Share Repurchases and Increases Annual EPS Outlook

Highlights from continuing operations:

  Q1 2018 sales increased 6 percent year-over-year to $1.3 billion
  Q1 2018 EPS $0.49; EPS before charges/gains increased 6 percent to $0.56, and were on plan
  Company announces year-to-date share repurchases of $400 million
  Company increases full-year 2018 EPS outlook before charges/gains to $3.58 - $3.70 on sales growth of 6 - 7 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--April 26, 2018--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced first quarter 2018 results.

“In the first quarter our teams delivered solid results despite the headwind from a more normal winter weather pattern, and I am especially pleased with the strong performance of our Global Plumbing Group,” said Chris Klein, chief executive officer, Fortune Brands. “With overall housing demand indicators intact, company results meeting our expectations, the benefit from recent share repurchases and the full benefit from our pricing and targeted cost actions still to come, we are increasing our EPS outlook.”

First Quarter 2018

For the first quarter of 2018, sales were $1.3 billion, an increase of 6 percent over the first quarter of 2017. Earnings per share were $0.49, compared to $0.50 in the prior-year quarter. EPS before charges/gains were $0.56, compared to $0.53 the same quarter last year. Operating income was $119.4 million, compared to $111.0 million in the prior-year quarter. Operating income before charges/gains was $124.3 million, compared to $118.1 million the same quarter last year, up 5 percent.

“We see strong momentum coming out of the new Global Plumbing Group team and their strategy, along with share gains in doors and security, and have again taken advantage of the opportunity to repurchase our shares at attractive prices,” Klein said.

For each segment in the first quarter of 2018, compared to the prior-year quarter:

  Plumbing sales increased 19 percent with strong, double digit growth across all channels. Excluding recent acquisitions, sales increased 16 percent. Operating margin before charges/gains was 20.5 percent, an increase of 210 basis points.
  Cabinet sales declined 3 percent versus the prior year. Excluding exits from targeted U.S. homecenter and Canadian business in the prior year, cabinet sales increased 1 percent. Segment operating margin before charges/gains was 4.3 percent.

  Door sales were up 8 percent and overcame a strong prior year comparison, led by double digit growth in the wholesale channel. Operating margin before charges/gains increased 470 basis points to 12.5 percent.
  Security sales were up 4 percent versus the prior year, driven by solid growth in U.S. retail and commercial. Operating margin before charges/gains was 11.1 percent.

The Company announced that 2018 year-to-date share repurchases now total $400 million paid for approximately 6.4 million shares, of which $350 million occurred in the first quarter. “Cash was $244 million and net debt to EBITDA was 1.9 times at the end of the quarter. Along with our solid operating performance, we continue to have substantial flexibility to create incremental shareholder value through acquisitions and additional share repurchases,” said Patrick Hallinan, chief financial officer, Fortune Brands.

Annual Outlook for 2018

The Company’s 2018 annual outlook continues to be based on a U.S. home products market growth assumption of 5 to 7 percent and an assumption of 5 to 6 percent growth for the total global market. The Company expects full-year 2018 sales growth in the range of 6 to 7 percent.

The Company increased its outlook for EPS before charges/gains to be in the range of $3.58 to $3.70, which compares to 2017 EPS before charges/gains from continuing operations of $3.08.

“We are off to a solid start to the year despite the impact of winter weather, and the demand for our home and security products remains strong,” said Klein. “Overall we are growing in-line or above our market growth rate, and we now enter the busy spring selling season with the continued emphasis on growing profitably. We also remain sharply focused on driving incremental shareholder value, as we are busy evaluating a healthy pipeline of potential acquisitions as well as additional opportunities to repurchase our shares at very attractive prices,” said Klein.

The Company also expects to generate free cash flow of approximately $525 - $550 million for the full year 2018.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company's four operating segments are Plumbing, Cabinets, Doors and Security. Its trusted brands include Moen, Perrin & Rowe, Riobel, ROHL, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, net debt to EBITDA, operating margin before charges/gains, free cash flow and any non-GAAP sales metrics. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended March 31,
	2018	2017	% Change
Net Sales (GAAP)
Cabinets	$557.2	$573.6	(3)
Plumbing	449.7	378.4	19
Doors	110.3	102.2	8
Security	137.4	132.6	4
Total Net Sales	$1,254.6	$1,186.8	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended March 31,				Three Months Ended March 31,
Operating Income (loss) Before Charges/Gains (a)	2018	2017	% Change	Operating Income (loss)	2018	2017	% Change
Cabinets	$24.2	$47.0	(49)	Cabinets	$24.1	$47.0	(49)
Plumbing	92.4	69.6	33	Plumbing	88.4	67.2	32
Doors	13.8	8.0	73	Doors	13.1	8.2	60
Security	15.2	15.0	1	Security	15.1	10.1	50
Total Corporate Expenses	(21.3)	(21.5)	1	Total Corporate Expenses	(21.3)	(21.5)	1

Total Operating Income Before Charges/Gains	$124.3	$118.1	5	Total Operating Income (GAAP)	$119.4	$111.0	8

Earnings Per Share Before Charges/Gains (b)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.56	$0.53	6	Diluted EPS - Continuing Operations	$0.49	$0.50	(2)

EBITDA Before Charges/Gains (c)	$160.6	$154.6	4	Income from Continuing Operations, net of tax	$75.1	$77.4	(3)

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$244.4	$323.0
Accounts receivable, net	631.5	555.3
Inventories	619.2	580.8
Other current assets	149.4	142.6
Total current assets	1,644.5	1,601.7

Property, plant and equipment, net	742.8	740.0
Goodwill	1,918.7	1,912.0
Other intangible assets, net of accumulated amortization	1,151.2	1,162.4
Other assets	94.8	95.3
Total assets	$5,552.0	$5,511.4

Liabilities and Equity
Current liabilities
Short-term debt	$350.0	$-
Accounts payable	417.1	428.8
Other current liabilities	373.7	478.0
Total current liabilities	1,140.8	906.8

Long-term debt	1,538.0	1,507.6
Deferred income taxes	158.2	166.8
Other non-current liabilities	356.7	329.1
Total liabilities	3,193.7	2,910.3

Stockholders' equity	2,356.8	2,599.5
Noncontrolling interests	1.5	1.6
Total equity	2,358.3	2,601.1
Total liabilities and equity	$5,552.0	$5,511.4

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net income	$75.0	$77.4
Depreciation and amortization	33.5	31.8
Asset impairment charges	-	3.2
Deferred taxes	(9.2)	7.6
Other noncash items	13.3	10.0
Changes in assets and liabilities, net	(164.5)	(147.9)
Net cash used by operating activities	$(51.9)	$(17.9)

Investing Activities
Capital expenditures	$(37.6)	$(29.5)
Proceeds from the sale of assets	0.7	-
Cost of acquisitions, net of cash	(5.8)	(0.1)
Net cash used by investing activities	$(42.7)	$(29.6)

Financing Activities
Increase in debt, net	$380.0	$60.0
Proceeds from the exercise of stock options	3.2	8.7
Treasury stock purchases	(325.2)	(27.3)
Dividends to stockholders	(29.6)	(27.6)
All other	(12.2)	(7.8)
Net cash provided by financing activities	$16.2	$6.0

Effect of foreign exchange rate changes on cash	(0.2)	0.8

Net decrease in cash and cash equivalents	$(78.6)	$(40.7)
Cash and cash equivalents at beginning of period	323.0	251.5
Cash and cash equivalents at end of period	$244.4	$210.8

FREE CASH FLOW	Three Months Ended March 31,		2018 Full Year
	2018	2017	Approximation

Free Cash Flow*	$(85.6)	$(38.7)	$525.0 - 550.0
Add:
Capital expenditures	37.6	29.5	150.0 - 155.0
Less:
Proceeds from the sale of assets	0.7	-	-
Proceeds from the exercise of stock options	3.2	8.7	25.0 - 30.0
Cash Flow From Operations (GAAP)	$(51.9)	$(17.9)	$650.0 - 675.0
* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017	% Change

Net Sales	$1,254.6	$1,186.8	6

Cost of products sold	815.0	772.7	5

Selling, general
and administrative expenses	311.2	289.6	7

Amortization of intangible assets	8.2	8.1	1

Asset impairment charges	-	3.2	(100)

Restructuring charges	0.8	2.2	(64)

Operating Income	119.4	111.0	8

Interest expense	14.7	11.9	24

Other income, net	(2.8)	(4.7)	40

Income from continuing operations before income taxes	107.5	103.8	4

Income taxes	32.4	26.4	23

Income from continuing operations, net of tax	$75.1	$77.4	(3)

Loss from discontinued operations, net of tax	(0.2)	-	(100)

Net income	$74.9	$77.4	(3)

Less: Noncontrolling interests	(0.1)	-	(100)

Net income attributable to
Fortune Brands Home & Security	$75.0	$77.4	(3)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.49	$0.50	(2)

Diluted Average Shares Outstanding	152.1	156.2	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended March 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.9 million ($4.5 million after tax or $0.03 per diluted share) of restructuring and other charges and a net charge related to the Tax Cuts and Jobs Act of 2017 of $5.4 million ($0.04 per diluted share).

For the three months ended March 31, 2017, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $3.9 million ($2.9 million after tax or $0.01 per diluted share) of restructuring and other charges and asset impairment charges of $3.2 million ($3.2 million after tax or $0.02 per diluted share).

	Three Months Ended March 31,
	2018	2017	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (b)	$0.56	$0.53	6

Restructuring and other charges	(0.03)	(0.01)	(200)
Asset impairment charges (d)	-	(0.02)	100
Tax items	(0.04)	-	-

Diluted EPS - Continuing Operations	$0.49	$0.50	(2)

RECONCILIATION OF FULL YEAR 2018 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.58 to $3.70 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.43 to $3.55 per share. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2018.

(b) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2018	2017	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$160.6	$154.6	4

Depreciation	$(25.3)	$(23.7)	(7)
Amortization of intangible assets	(8.2)	(8.1)	(1)
Restructuring and other charges	(4.9)	(3.9)	(26)
Interest expense	(14.7)	(11.9)	(24)
Asset impairments	-	(3.2)	100
Income taxes	(32.4)	(26.4)	(23)

Income from continuing operations, net of tax	$75.1	$77.4	(3)

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2018
Short-term debt *			350.0
Long-term debt *			1,538.0
Total debt			1,888.0
Less:
Cash and cash equivalents *			244.4
Net debt (1)			1,643.6
For the twelve months ended March 31, 2018
EBITDA before charges/gains (2) (c)			860.7

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.9

* Amounts are per the unaudited Condensed Consolidated Balance Sheet as of March 31, 2018.

	Nine Months Ended December 31,	Three Months Ended March 31,	Twelve Months Ended March 31,
	2017	2018	2018

EBITDA BEFORE CHARGES/GAINS (c)	$700.1	$160.6	$860.7

Depreciation	$(74.9)	$(25.3)	$(100.2)
Amortization of intangible assets	(23.6)	(8.2)	(31.8)
Restructuring and other charges	(19.1)	(4.9)	(24.0)
Interest expense	(37.5)	(14.7)	(52.2)
Loss on sale of product line	(2.4)	-	(2.4)
Asset impairment charges (d)	(12.1)	-	(12.1)
Defined benefit plan actuarial gains	0.5	-	0.5
Income taxes	(133.1)	(32.4)	(165.5)

Income from continuing operations, net of tax	$397.9	$75.1	$473.0

(c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Asset		Before
	GAAP	and other	impairments	Tax Items (1)	Charges/Gains
	(unaudited)	charges			(Non-GAAP)

2018	FIRST QUARTER

Net Sales	$1,254.6	-	-	-

Cost of products sold	815.0	(1.5)	-	-
Selling, general & administrative expenses	311.2	(2.6)	-	-
Amortization of intangible assets	8.2	-	-	-
Restructuring charges	0.8	(0.8)	-	-

Operating Income	119.4	4.9	-	-	124.3

Interest expense	14.7	-	-	-
Other income, net	(2.8)	-	-	-
Income from continuing operations before income taxes	107.5	4.9	-	-	112.4

Income taxes	32.4	0.4	-	(5.4)

Income from continuing operations, net of tax	$75.1	4.5	-	5.4	$85.0

Loss from discontinued operations, net of tax	(0.2)	-	-	-

Net Income	74.9	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$75.0	4.5	-	5.4	$84.9

Income from continuing operations, net of tax
less noncontrolling interests	$75.2	4.5	-	5.4	$85.1

Diluted Average Shares Outstanding	152.1				152.1

Diluted EPS - Continuing Operations	0.49				0.56

2017

Net Sales	$1,186.8	-	-	-

Cost of products sold	772.7	(1.0)	-	-
Selling, general & administrative expenses	289.6	(0.7)	-	-
Amortization of intangible assets	8.1	-	-	-
Asset impairment charge	3.2	-	(3.2)	-
Restructuring charges	2.2	(2.2)	-	-

Operating Income	111.0	3.9	3.2	-	118.1

Interest expense	11.9	-	-	-
Other income, net	(4.7)	-	-	-
Income from continuing operations before income taxes	103.8	3.9	3.2	-	110.9

Income taxes	26.4	1.0	-	-

Income from continuing operations, net of tax	$77.4	2.9	3.2	-	$83.5

Loss from discontinued operations, net of tax	-	-	-	-

Net Income	77.4	-	-	-

Less: Noncontrolling interests	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$77.4	2.9	3.2	-	$83.5

Income from continuing operations, net of tax
less noncontrolling interests	$77.4	2.9	3.2	-	$83.5

Diluted Average Shares Outstanding	156.2				156.2

Diluted EPS - Continuing Operations	0.50				0.53

(1) Tax Items for the three months ended March 31, 2018, represent an update to the estimated impact of the Tax Cuts and Jobs Act of 2017.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017	% Change
Net Sales (GAAP)
Cabinets	$557.2	$573.6	(3)
Plumbing	449.7	378.4	19
Doors	110.3	102.2	8
Security	137.4	132.6	4
Total Net Sales	$1,254.6	$1,186.8	6

Operating Income (loss)
Cabinets	$24.1	$47.0	(49)
Plumbing	88.4	67.2	32
Doors	13.1	8.2	60
Security	15.1	10.1	50
Corporate expenses	(21.3)	(21.5)	1

Total Operating Income (GAAP)	$119.4	$111.0	8

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$24.2	$47.0	(49)
Plumbing	92.4	69.6	33
Doors	13.8	8.0	73
Security	15.2	15.0	1
Corporate expenses	(21.3)	(21.5)	1

Total Operating Income Before Charges/Gains (a)	124.3	118.1	5
Restructuring and other charges (1) (2)	(4.9)	(3.9)	(26)
Asset impairment charges	-	(3.2)	100
Total Operating Income (GAAP)	$119.4	$111.0	8
(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include inventory obsolescence provisions, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. In addition, other charges include acquisition related inventory step-up expense of $1.7 million for the three months ended March 31, 2018 in our Plumbing segment and $2.5 million of compensation expense in our Plumbing segment related to deferred purchase price consideration payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2018	2017	Change

CABINETS
Before Charges/Gains Operating Margin	4.3%	8.2%	(390) bps
Operating Margin	4.3%	8.2%	(390) bps

PLUMBING
Before Charges/Gains Operating Margin	20.5%	18.4%	210 bps
Restructuring & Other Charges	(0.8%)	(0.6%)
Operating Margin	19.7%	17.8%	190 bps

DOORS
Before Charges/Gains Operating Margin	12.5%	7.8%	470 bps
Restructuring & Other Charges	(0.6%)	0.2%
Operating Margin	11.9%	8.0%	390 bps

SECURITY
Before Charges/Gains Operating Margin	11.1%	11.3%	(20) bps
Restructuring & Other Charges	(0.1%)	(1.3%)
Asset Impairments	-	(2.4%)
Operating Margin	11.0%	7.6%	340 bps

Total Company
Before Charges/Gains Operating Margin	9.9%	10.0%	(10) bps
Restructuring & Other Charges	(0.4%)	(0.3%)
Asset Impairments	-	(0.3%)
Operating Margin	9.5%	9.4%	10 bps
Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairments, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF GAAP OPERATING INCOME EXCLUDING THE IMPACT OF ASU 2017-07
(Unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
PLUMBING
Operating income (GAAP) - as previously reported	$70.2	$103.3	$97.3	$92.8	$363.6
ASU 2017-07 Impact (1)	(3.0)	(2.1)	-	-	(5.1)
Operating income (GAAP) - as revised	$67.2	$101.2	$97.3	$92.8	$358.5

CORPORATE
Total Corporate expense (GAAP) - as previously reported	$(20.6)	$(20.7)	$(18.0)	$(26.3)	$(85.6)
ASU 2017-07 Impact (1)	(0.9)	(1.1)	(2.3)	(0.2)	(4.5)
Corporate expense (GAAP) - as revised	$(21.5)	$(21.8)	$(20.3)	$(26.5)	$(90.1)
(1) Represents impact from the adoption of ASU 2017-07 "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" and the resulting reclassification of income from operating income to other income, net. The adoption of ASU 2017-07 did not affect previously reported 2017 diluted EPS.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING EXITS FROM TARGETED BUSINESS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended March 31, 2018
% change
CABINETS
Percentage change in Net Sales excluding exits from targeted U.S. Homecenter and Canadian business	1%
Impact of U.S. Homecenter business	(3%)
Impact of Canadian business	(1%)
Percentage change in Net Sales (GAAP)	(3%)
Net sales excluding exits of targeted business lines is Cabinets net sales derived in accordance with GAAP excluding certain U.S. Homecenter and Canadian businesses. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.
FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING GPG ACQUISITIONS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended March 31, 2018
% change

PLUMBING
Percentage change in Net Sales excluding acquisitions (organic)	16%
Acquisitions Net Sales	3%
Percentage change in Net Sales (GAAP)	19%
Plumbing net sales excluding acquisitions is net sales derived in accordance with GAAP excluding Shaws and Victoria + Albert net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2017 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2017

Diluted EPS Before Charges/Gains - Continuing Operations* (b)	$3.08

Restructuring and other charges	(0.10)
Asset impairment charges (d)	(0.07)
Loss on sale of product line	(0.02)
Tax item	0.16

Diluted EPS - Continuing Operations	$3.05
* For the year ended December 31, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $23.0 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, asset impairments of $15.3 million ($11.1 million after tax or $0.07 per diluted share), the loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share), the impact of income from actuarial gains associated with our defined benefit plans of $0.5 million ($0.3 million after tax) and a net benefit related to the Tax Cuts and Jobs Act of 2017 of $25.7 million ($0.16 per diluted share).

(b) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains for the three months ended March 31, 2018 and 2017 is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges and tax items. In addition, for the twelve months ended December 31, 2017, it excludes the loss on sale of product line and the impact of income from actuarial gains associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, asset impairment charges, the loss on sale of product line, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the twelve months ended December 31, 2017, include an impairment of a cost investment in a developmental stage home security company classified in other expense and an impairment of a long-lived Corporate asset classified in selling, general and administrative expenses. In addition, asset impairments for the twelve months ended December 31, 2017, and the three months ended March 31, 2017, include impairments related to our decision during the first quarter of 2017 to sell the Field ID product line.

CONTACT:
INVESTOR and MEDIA CONTACT:
Fortune Brands Home & Security, Inc.
Kaveh Bakhtiari
847-484-4573
kaveh.bakhtiari@fbhs.com